Exhibit 10.36
Fifth Amendment to Merchant Agreement & Operating Procedures
     This Fifth Amendment to Merchant Agreement & Operating Procedures, dated as of November 1, 2005 (“Amendment”), between Nordstrom, Inc (“Nordstrom” or “Merchant”), and Nordstrom fsb (“Bank”), amends and supplements that certain Merchant Agreements Operating Procedures, dated as of August 30, 1991, as amended by a First Amendment, dated March 1, 2000, a Second Amendment, dated March 2, 2000, a Third Amendment dated October 1, 2001 and a Fourth Amendment dated November 1, 2002 (collectively, the “Agreement”) between Nordstrom fsb (successor in interest to Nordstrom National Credit Bank) and Nordstrom. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
     The Bank and Nordstrom wish to amend the Agreement to reflect certain pricing changes, as set forth in this Amendment.
     Therefore, in consideration of the parties’ performance hereunder, the mutual covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and supplement the Agreement as follows:
1.	Section 17 of the Agreement is hereby amended by adding the following subsection (d) after the sentence “Receivables shall be transferred daily”:
(d) In addition to all other amounts payable hereunder, Nordstrom shall pay Bank a fee of one dollar ($1.00) per month for every active Nordstrom private label credit card (also referred to hereunder as a “Bank Credit Card”) account, which account was opened by Bank on or after October 20, 2005 for a cardholder whose FICO score was under 600 at the time such account was opened.
     2. Except as specifically amended hereby, the terms and conditions of the Agreement are unchanged and in full force and effect.
     IN WITNESS WHEREOF the parties have executed this Amendment effective as of the date first written above.

Nordstrom fsb, a federal savings bank		Nordstrom Inc., a Washington corporation

By:	/s/ Eva Chadwick	By:	/s/ Kevin Knight

Name:	Eva Chadwick	Name:	Kevin Knight
Title:	President	Title:	Executive Vice President